Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:	Chapter 11

Silicon Graphics, Inc., et al.	Case No. 06-10977 (BRL)

Debtors.	(Jointly Administered)

MONTHLY OPERATING STATEMENT FOR

THE PERIOD FROM JULY 29, 2006 TO AUGUST 25, 2006

DEBTOR’S ADDRESS:	1200 Crittenden Lane, Mountain View, California 94043

MONTHLY DISBURSEMENTS MADE BY SILICON GRAPHICS, INC.,
	AND ITS DEBTOR SUBSIDIARIES (IN MILLIONS);	$42 Million

DEBTOR’S ATTORNEY:	Weil, Gotshal & Manges LLP
Gary T. Holtzer
Stephen A. Youngman Shai Y. Waisman
767 Fifth Avenue
New York, New York 10153-0119

	MONTHLY OPERATING LOSS (IN MILLIONS):	$4 Million

REPORT PREPARER:	SILICON GRAPHICS, INC., et al.

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verified under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ Kathy Lanterman
Kathy Lanterman
Chief Financial Officer and Corporate Controller
Silicon Graphics, Inc.

DATE: September 8, 2006

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share amounts, unaudited)

For the Month Ended August 25, 2006
Revenue:
Product and other revenue	$10,017
Product revenue from related party	5,331
Service revenue	17,395

Total revenue	32,743

Costs and expenses:
Cost of product and other revenue	12,223
Cost of service revenue	8,595
Research and development	4,207
Selling, general, and administrative	10,500
Other operating expenses, net (1)	940

Total costs and expenses	36,465

Operating loss	(3,722)

Interest expense	(2,187)
Interest and other income (expense), net	173

Loss before reorganization items and income taxes	(5,736)

Reorganization items	(2,828)

Loss before income taxes	(8,564)

Income tax provision	98

Net loss	$(8,662)

Net loss per share - basic and diluted	$(0.03)

Weighted-average shares used to compute net loss per share – basic and diluted	271,563

(1)	Represents charges for estimated restructuring costs and related accretion expense for the month ended August 25, 2006.

The accompanying notes are an integral part of these condensed consolidated financial statements.

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

August 25, 2006
(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$26,837
Short-term marketable investments	255
Short-term restricted investments	50,428
Accounts receivable, net	43,628
Inventories	65,884
Prepaid expenses	12,696
Other current assets	28,197

Total current assets	227,925

Restricted investments	290
Property and equipment, net of accumulated depreciation and amortization	25,957
Other non-current assets	81,444

$335,616

Liabilities and Stockholders’ Deficit:
Liabilities not subject to compromise:
Current liabilities:
Accounts payable	$22,330
Accrued compensation	20,488
Income taxes payable	964
Other current liabilities	35,614
Current portion of deferred revenue	77,984
Current portion of restructuring liability	8,762
Current portion of long-term debt	103,138

Total current liabilities	269,280

Long-term debt	348
Non-current portion of deferred revenue	43,886
Other non-current liabilities	28,056

Total liabilities not subject to compromise	341,570

Liabilities subject to compromise	316,762

Total liabilities	658,332

Stockholders’ deficit:
Common stock and additional paid-in capital	1,564,504
Accumulated deficit	(1,860,464)
Treasury stock	(6,760)
Accumulated other comprehensive loss	(19,996)

Total stockholders’ deficit	(322,716)

$335,616

The accompanying notes are an integral part of these condensed consolidated financial statements.

SILICON GRAPHICS, INC., et al.

CASE NO. 06-10977 (BRL) (Jointly Administered)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands, unaudited)

For the Month Ended August 25, 2006
Cash flows from operating activities of continuing operations:
Net loss	$(8,662)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,477
Amortization of premium and discount on long-term debt, net	—
Write-off of unamortized premium and discount on long-term debt subject to compromise	—
Write-off of unamortized loan cost on payoff of term loan	—
Other	(251)

Changes in operating assets and liabilities:
Accounts receivable	7,824
Inventories	(9,943)
Accounts payable	10,186
Accrued compensation	(3,053)
Deferred revenue	(8,249)
Other assets and liabilities	(2,821)

Total adjustments	(2,830)

Net cash used in operating activities	(11,492)

Cash flows from investing activities of continuing operations:
Purchases of marketable investments	—
Proceeds from the maturities of marketable investments	54
Restricted investments:
Purchases	(1,261)
Maturities	1,065
Purchases of property and equipment	(143)
Increase in other assets	(1,047)

Net cash used in investing activities	(1,332)

Cash flows from financing activities of continuing operations:
Payments of debt principal	—
Proceeds from debt financing	—
Net proceeds from (reductions in) financing arrangements	(33)
Proceeds from employee stock plans	—

Net cash used in financing activities of continuing operations	(33)

Net decrease in cash and cash equivalents	(12,857)
Cash and cash equivalents at beginning of period	39,694

Cash and cash equivalents at end of period	$26,837

See accompanying notes to these condensed consolidated financial statements.

SILICON GRAPHICS, INC., et al.

CASE NO. 06-10977 (BRL) (Jointly Administered)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Petition for Relief under Chapter 11

As previously disclosed, on May 8, 2006, Silicon Graphics, Inc. (the “Company”) and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (Case Nos. 06-10977 (BRL) through 06-10990 (BRL)). The Debtors remain in possession of their assets and properties as debtors-in-possession under the jurisdiction of the Court and in accordance with the provisions of the Bankruptcy Code. In general, as debtors-in-possession, each of the Debtors is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court.

As a result of the commencement of the Chapter 11 cases, the pursuit of all pending claims and litigation against the Debtors arising prior to or relating to events which occurred prior to the commencement of the Chapter 11 cases is generally subject to an automatic stay under Section 362 of the Bankruptcy Code, and, absent further order of the Bankruptcy Court, no party may take any action to recover any pre-petition claims, enforce any lien against or obtain possession of any property from the Debtors. In addition, pursuant to Section 365 of the Bankruptcy Code, the Debtors may reject or assume pre-petition executory contracts and unexpired leases, and parties affected by rejections of these contracts or leases may file claims with the Court that will be addressed in the context of the Chapter 11 Cases.

We have sought and obtained Court approval through our “first day” and subsequent motions to pay certain foreign vendors, meet our pre- and post-petition payroll obligations, maintain our cash management systems, pay our taxes, continue to provide employee benefits, honor certain pre-petition Customer programs, and maintain our insurance programs. In addition, the Court has approved certain trading notification and transfer procedures designed to allow us to restrict trading in our common stock (and related securities) which could negatively impact our accrued net operating losses and other tax attributes.

On May 10, 2006, SGI, Silicon Graphics Federal, Inc. and Silicon Graphics World Trade Corporation (collectively, the “Borrowers”) entered into a Post-Petition Loan and Security Agreement (the “Interim DIP Agreement”) dated as of May 8, 2006 with Quadrangle Master Funding Ltd., Watershed Technology Holdings, LLC and Encore Fund, L.P. (collectively, the “Interim DIP Lenders”). The Interim DIP Agreement provides a $70 million term loan to the Borrowers secured by certain of the borrower’s assets. The interest rate under the Interim DIP Agreement is the per annum rate equal to the greater of (i) the rate of interest published in the Wall Street Journal from time to time as the “Prime Rate” plus seven percentage points or (ii) 250 basis points higher than the rate at which cash interest is then payable under the DIP Agreement, provided that upon an event of default, the then current interest rate under the Interim DIP Agreement is increased by two percentage points. In June 2006, this interim facility was replaced by the Post-Petition Loan and Security Agreement noted below.

In June 2006, the Debtors entered into a replacement Post-Petition Loan and Security Agreement with Morgan Stanley Senior Funding, Inc., as lead arranger, bookrunner, and administrative agent (the “Administrative Agent”), Wells Fargo Foothill, Inc., as collateral agent, revolving agent, and syndication agent, the Interim DIP Lenders and certain other lenders parties thereto, providing up to $130 million of debtor in possession financing. The Post-Petition Loan and Security Agreement was approved by the Bankruptcy Court on June 26, 2006. The Order approving the Post-Petition Loan and Security Agreement (i) authorized the Debtors to incur post-petition secured indebtedness in the amount of $130 million while granting to the Administrative Agent and lenders there under, subject to specified “permitted” prior liens, and a “carve-out” for specified professional fees and other costs and expenses, super priority administrative expense claims and first priority priming liens against, and security interests in, substantially all of the Debtors’ then-owned and after-acquired property, (ii) authorized the Debtors to repay amounts owed under their pre-petition credit agreement, which was repaid on June 28, 2006, (iii) authorized the Debtors to repay amounts borrowed under the Interim DIP Agreement, and (iii) authorized the Debtors’ use of cash collateral of their secured notes and granted to the secured notes certain adequate protection of their interests therein. During June 2006, we borrowed $100 million against this facility.

At a hearing held on July 27, 2006, the U.S. Bankruptcy Court for the Southern District of New York approved the Company’s Disclosure Statement, ruling that it contained adequate information for soliciting creditor approval of the Company’s Plan of Reorganization. We commenced mailing of the Plan and Disclosure Statement on August 3, 2006. A hearing for the Court to consider confirmation of the Plan is scheduled for September 19, 2006.

2. Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared assuming we will continue as a going concern, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business. The condensed consolidated financial statements do not include any adjustments that might be required should we be unable to continue to operate as a going concern. The unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP), including AICPA Statement of Position (SOP) 90-7 Financial Reporting by Entities in Reorganization Under the Bankruptcy Code. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the condensed consolidated balance sheet and classified as “liabilities subject to compromise” at the estimated amount of allowable claims. Liabilities not subject to compromise are separately classified as current or non-current. Our condensed consolidated statement of operations portrays the results of operations during Chapter 11 proceedings. As such, any revenues, expenses and gains and losses realized or incurred that are directly related to the bankruptcy case are reported separately as reorganization items due to bankruptcy.

We caution readers not to place undue reliance upon the information in this monthly operating report (Operating Report). The unaudited information in this Operating Report is subject to further review and potential adjustments and may not be indicative of our operating results. There can be no assurance that this Operating Report is complete and we undertake no obligation to update or revise the Operating Report. Further, the amount reported in this Operating Report, when reported on a quarterly basis, may differ materially due to adjustment to accruals, changes in facts and circumstances, changes in estimates, further analysis and other factors. For example, over half of each quarter’s product revenue results from orders booked and shipped during the third month, and disproportionately in the latter half of that month. As such, unaudited results of operations for the month shown herein are not necessarily indicative of operating results for the quarterly period.

Subject to the matters described in this Note 2, these monthly financial statements have been prepared in accordance with U.S. GAAP for interim financial reporting, and accordingly, do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended June 24, 2005 filed with the Securities and Exchange Commission on September 22, 2005. All inter-company balances and transactions have been eliminated. As indicated above, the unaudited results of operations for the interim period shown herein are not necessarily indicative of operating results for the entire fiscal year or any future interim period.

The accompanying condensed consolidated financial statements include the accounts of Silicon Graphics, Inc. and our wholly- and majority-owned subsidiaries (both Debtor and Non-Debtor). See schedule I and Schedule II for a breakout between the Debtor and Non-Debtor entities.

In accordance with SOP 90-7, interest expense in the accompanying condensed consolidated statement of operations only reflects amounts that will be paid or are probable of being paid during the bankruptcy proceeding. Contractual interest for the period was $2.3 million, of which $1.1 million was included in the accompanying condensed consolidated statement of operations.

3. Summary of Significant Accounting Policies

Our significant accounting policies are described in Note 2 of the Notes to Consolidated Financial Statements included in our fiscal 2005 Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 22, 2005. For interim reporting periods, except as noted above, we follow the same significant accounting policies.

4. Other Operating Expenses (Recovery), Net

Other operating expenses, net represents costs associated with our restructuring actions, primarily termination benefits.

5. Inventories

Inventories were as follows (in thousands):

August 25, 2006
Components and subassemblies	$29,276
Work-in-process	23,395
Finished goods	6,819
Demonstration systems	6,394

Total inventories	$65,884

6. Other Current Assets

Other current assets were as follows (in thousands):

August 25, 2006
Deferred cost of goods sold	$10,804
Value-added tax receivable	3,390
Other	14,003

Total other current assets	$28,197

7. Restricted Investments

Restricted investments consist of short- and long-term investments held under a security agreement or pledged as collateral against letters of credit. The majority of our restricted investments is currently pledged as collateral against letters of credit and is primarily associated with two specific customer arrangements for significant multi-year contracts with long-term delivery and installation commitments. Restricted investments pledged as collateral are held in our name by various financial institutions.

8. Property and Equipment

Property and equipment were as follows (in thousands):

August 25, 2006
Property and equipment, at cost	$323,571
Accumulated depreciation and amortization	(297,614)

Property and equipment, net	$25,957

9. Other Non-Current Assets

Other non-current assets were as follows (in thousands):

August 25, 2006
Spare parts	$20,369
Investments	18,604
Goodwill	12,901
Other	29,570

Total other non-current assets	$81,444

10. Debtor-in-Possession Financing

On May 10, 2006, SGI, Silicon Graphics Federal, Inc. and Silicon Graphics World Trade Corporation (collectively, the “Borrowers”) entered into a Post-Petition Loan and Security Agreement dated as of May 8, 2006 (the “Interim DIP Agreement”) with Quadrangle Master Funding Ltd., Watershed Technology Holdings, LLC and Encore Fund, L.P. (collectively, the “Interim DIP Lenders”). The Interim DIP Agreement provides a $70 million term loan to the Borrowers secured by certain of the borrower’s assets. The interest rate under the Interim DIP Agreement is the per annum rate equal to the greater of (i) the rate of interest published in the Wall Street Journal from time to time as the “Prime Rate” plus seven percentage points or (ii) 250 basis points higher than the rate at which cash interest is then payable under the Interim DIP Agreement, provided that upon an event of default, the then current interest rate under the Interim DIP Agreement is increased by two percentage points. We borrowed $23 million against this facility in May 2006 and borrowed an additional $5 million in June 2006. In the latter part of June 2006, this interim facility was replaced by the Post-Petition Loan and Security Agreement noted below.

In June 2006, the Debtors entered into a replacement Post-Petition Loan and Security Agreement with Morgan Stanley Senior Funding, Inc., as lead arranger, bookrunner, and administrative agent (the “Administrative Agent”), Wells Fargo Foothill, Inc., as collateral agent, revolving agent, and syndication agent, the Interim DIP Lenders and certain other lenders parties thereto, providing up to $130 million of debtor in possession financing. The Post-Petition Loan and Security Agreement was approved by the Bankruptcy Court on June 26, 2006. The Order approving the Post-Petition Loan and Security Agreement (i) authorized the Debtors to incur post-petition secured indebtedness in the amount of $130 million while granting to the Administrative Agent and lenders there under, subject to specified “permitted” prior liens, and a “carve-out” for specified professional fees and other costs and expenses, super priority administrative expense claims and first priority priming liens against, and security interests in, substantially all of the Debtors’ then-owned and after-acquired property, (ii) authorized the Debtors to repay amounts owed under their pre-petition credit agreement, which was repaid on June 28, 2006, (iii) authorized the Debtors to repay amounts borrowed under the Interim DIP Agreement, and (iii) authorized the Debtors’ use of cash collateral of their secured notes and granted to the secured notes certain adequate protection of their interests therein. During June 2006, we borrowed $100 million against this facility.

11. Debt

Debt was as follows (in thousands):

August 25, 2006
$130 million DIP facility	$100,000
Other	3,486

103,486
Less amounts due within one year	(103,138)

Amounts due after one year	$348

See Note 10 for further information regarding the $130 million DIP facility.

Other long-term debt at August 25, 2006 includes $2.6 million of proceeds received in connection with products sold under certain sales-type lease arrangements, after which we sold the lease receivables to certain financial institutions.

These long-term debt amounts represent future revenue streams for customer support contracts on those leased products that we are required under EITF 88-18, Sales of Future Revenue, to classify as debt. These future revenue streams will be amortized into revenue over the life of the contracts and will have no future cash-flow impact. Other long-term debt at August 25, 2006 also included a $0.9 million loan secured by a receivable. The loan bears interest at a fixed annual rate of 5.22% and is repayable in quarterly installments ending in fiscal 2008.

12. Liabilities Subject to Compromise

Liabilities subject to compromise consist of the following (in thousands):

August 25, 2006
6.50% Senior Secured Convertible Notes due June 1, 2009	$188,578
6.125% Convertible Subordinated Debentures due February 1, 2011	56,776
11.75% Senior Secured Notes due June 1, 2009	2,386
Accounts payable	54,393
Accrued liabilities	14,629

Amounts due after one year	$316,762

In accordance with SOP 90-7, we ceased to accrue and recognize interest expense on liabilities subject to compromise as noted above. In addition, debt discounts and premiums, as well as capitalized debt issue costs associated with the above debt have been adjusted to reflect the debt at its probable allowed claim amount, resulting in a credit adjustment of approximately $7.3 million recorded as reorganization items in May 2006. Accounts payable and accrued liabilities subject to compromise represent our best estimated of known or potential pre-petition liabilities that are probable of resulting in an allowed claim against us in connection with the bankruptcy filings and are recorded at the estimated amount of the allowed claim, which may differ from the amount for which the liability will be settled. Such claims remain subject to future adjustment resulting from negotiations, actions of the Court, rejection of executory contracts and unexpired leases, the determination as to the value of any collateral securing claims, proofs of claim or other events.

13. Rejected Contracts

On the day we filed voluntary petitions for reorganization under the bankruptcy code, we filed a motion seeking to reject three non-residential unexpired leases of real property, two subleases and eight executory contracts for rejection. On May 31, 2006, the Court approved the rejection of the identified leases, subleases and executory leases. We continue to evaluate our unexpired leases and subleases of nonresidential real property and certain executory contracts to determine which contracts will be assumed, assumed and assigned, or rejected.

Schedule I

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

CONDENSED CONSOLIDATING BALANCE SHEET

(Unaudited)

(In thousands)

August 25, 2006

	Debtors	Non-Debtors	Eliminations (1)	Consolidated
Assets:
Current assets:
Cash and cash equivalents	$(4,344)	$31,181	$—	$26,837
Short-term marketable investments	—	255	—	255
Short-term restricted investments	6,060	44,368	—	50,428
Accounts receivable, net	25,269	18,359	—	43,628
Inventories	65,390	520	(26)	65,884
Prepaid expenses and other current assets	962,103	46,080	(967,290)	40,893

Total current assets	1,054,478	140,763	(967,316)	227,925

Property and equipment, net of accumulated depreciation and amortization	23,687	2,270	—	25,957
Other non-current assets	179,966	231,582	(329,814)	81,734

	$1,258,131	$374,615	$(1,297,130)	$335,616

Liabilities and Stockholders’ Deficit:
Liabilities not subject to compromise:
Current liabilities:
Accounts payable	$17,877	$4,453	$—	$22,330
Accrued compensation	10,800	9,688	—	20,488
Current portion of long-term debt	102,409	729	—	103,138
Other current liabilities	1,067,852	17,828	(962,356)	123,324

Total current liabilities	1,198,938	32,698	(962,356)	269,280

Non-current portion of deferred revenue	16,333	27,553	—	43,886
Other non-current liabilities	10,298	18,106	—	28,404

Total liabilities not subject to compromise	1,225,569	78,357	(962,356)	341,570

Liabilities subject to compromise	316,762	—	—	316,762

Total liabilities	1,542,331	78,357	(962,356)	658,332
Total stockholders’ deficit	(284,200)	296,258	(334,774)	(322,716)

	$1,258,131	$374,615	$(1,297,130)	$335,616

(1)	Consolidated financial results are comprised of Debtor and Non-Debtor entities that have affiliated transactions with other Debtor and Non-Debtor entities. Amounts included under the heading “Eliminations” represent entries required to properly eliminate transactions between affiliated entities for consolidated financial statement presentation purposes.

Schedule II

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

(Unaudited)

(In thousands)

For the month ended August 25, 2006

	Debtors	Non-Debtors	Eliminations (1)	Consolidated
Total revenue	$27,201	$5,623	$(81)	$32,743

Costs and expenses:
Cost of revenue	17,840	3,059	(81)	20,818
Research and development	3,883	324	—	4,207
Selling, general and administrative	7,226	3,274	—	10,500
Other operating, net (2)	749	191	—	940

Total costs and expenses	29,698	6,848	(81)	36,465

Operating loss	(2,497)	(1,225)	—	(3,722)

Interest expense	(2,183)	(4)	—	(2,187)
Interest and other income (expense), net	(1,887)	2,060	—	173

Loss before reorganization items and income taxes	(6,567)	831	—	(5,736)

Reorganization items:
Provision for rejected executory contracts		—	—	—
Research and development		—	—	—
Adjustments to debt carrying values for amounts in excess of allowed claims	—	—	—	—
Professional fees	(2,828)	—	—	(2,828)

Loss before income taxes	(9,395)	831	—	(8,564)

Income tax provision (benefit)	6	92	—	98

Net loss	$(9,401)	$739	$—	$(8,662)

(1)	Consolidated financial results are comprised of Debtor and Non-Debtor entities that have affiliated transactions with other Debtor and Non-Debtor entities. Amounts included under the heading “Eliminations” represent entries required to properly eliminate transactions between affiliated entities for consolidated financial statement presentation purposes.
(2)	Represents charges for estimated restructuring costs and related accretion expense for the month ended August 25, 2006.

Schedule III

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

SCHEDULE OF PAYROLL AND PAYROLL TAXES

(Unaudited)

(In thousands)

For the period from July 29, 2006 to August 25, 2006

Gross wages paid (1)	$10,869

Employee payroll taxes withheld (2)	$2,861

Employer payroll tax contributions incurred	$638

(1)	Gross Wages were paid on August 11, 2006 and August 25, 2006.
(2)	Taxes are remitted by SGI to a third party vendor and paid by the vendor to the appropriate tax authorities.

Schedule IV

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

SCHEDULE OF FEDERAL, STATE AND OTHER TAXES

COLLECTED, RECEIVED, DUE OR WITHHELD

(Unaudited)

(In thousands)

For the period from July 29, 2006 to August 25, 2006

	Amount Withheld / Accrued	Amount Paid
Federal and state income taxes	$—	$—

State and local taxes:
Sales and use	$41	$32
Property	—	—
VAT, net	532	95
Other	—	25

Total state and local taxes	$573	$152

Aging of Net Amounts Withheld / Accrued:		July 28, 2006
0 to 30 Days		$203
31 to 60 Days		140
61 to 90 Days		376
> 90 Days (1)		(146)

		$573

(1)	Amounts represent net VAT tax refunds to be received.

Schedule V

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS BY DEBTOR

(Unaudited) (In dollars)

For the period from July 29, 2006 to August 25, 2006

Cash – beginning of month	$15,701,740

Receipts From Operations
Cash sales	—

Collections of Accounts Receivable
Pre-petition (SGI Inc.)	—
Pre-petition (SGI Federal)	—
Post-petition (SGI Inc.)	10,364,813
Post-petition (SGI Federal)	11,197,523
International receipts	1,746,987

Total operating receipts	23,309,323

Non-operating Receipts
International transfers	3,999,950
Funding lenders	10,000,000
Other	(96,377)

Total non-operating receipts	13,903,573

Total receipts	37,212,896
Total cash available	52,914,636

Operating Disbursements
Accounts payable (SGI Inc.)	23,321,716
Accounts payable (SGI Federal)	987,117
Payroll (SGI Inc.)	10,635,602
Payroll (SGI Federal)	2,134,559
Taxes (SGI Inc.)	—
Taxes (SGI Federal)	—
Interest	2,234,428
Bank fees / other	14,897
International Disbursements	2,445,280

Total operating disbursements	41,773,599

Non-operating Disbursements
Term Loan Payoff	—

Total non-operating disbursements	—

Total disbursements	41,773,599

Net cash flow	(4,560,703)
Change in float	346,939

Cash – end of period	$11,487,976

Schedule V (continued)

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS BY DEBTOR

(Unaudited) (In dollars)

For the period from July 29, 2006 to August 25, 2006

TOTAL DISBURSEMENTS BY DEBTOR

Legal Entity	Case Number	Disbursements
Silicon Graphics, Inc.	06-10977 (ALG)	$38,651,923
Silicon Graphics Federal, Inc.	06-10978 (ALG)	3,121,676
Cray Research, LLC	06-10979 (ALG)	—
Silicon Graphics Real Estate, Inc.	06-10980 (ALG)	—
Silicon Graphics World Trade Corporation	06-10981 (ALG)	—
Silicon Studio, Inc.	06-10982 (ALG)	—
Cray Research America Latina Ltd.	06-10983 (ALG)	—
Cray Research Eastern Europe Ltd.	06-10984 (ALG)	—
Cray Research India Ltd.	06-10985 (ALG)	—
Cray Research International, Inc.	06-10986 (ALG)	—
Cray Financial Corporation	06-10987 (ALG)	—
Cray Asia/Pacific, Inc.	06-10988 (ALG)	—
ParaGraph International, Inc.	06-10989 (ALG)	—
WTI Development, Inc.	06-10990 (ALG)	—

Total disbursements		$41,773,599

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

DEBTOR’S STATEMENT REGARDING INSURANCE POLICIES

For the period from July 29, 2006 to August 25, 2006

All insurance policies are fully paid for the current period, including amounts owed for workers’ compensation and disability insurance.